                                                                    EXHIBIT 10.7




                              AMENDED AND RESTATED

                    MANAGEMENT INFORMATION SERVICES AGREEMENT

                             Effective March 1, 1996

                              AMENDED AND RESTATED
                    MANAGEMENT INFORMATION SERVICES AGREEMENT

         This Agreement ("Agreement") is made as of this 24th day of January, 1997, to be effective March 1, 1996, (unless a different effective date is indicated) by and among AMCO Insurance Company ("AMCO"), ALLIED Group Information Systems, Inc. ("AGIS"), ALLIED Mutual Insurance Company ("Mutual"), ALLIED Group, Inc. ("AGI"), ALLIED General Agency Company ("AGA"), ALLIED Group Mortgage Company ("AGMC"), ALLIED Group Leasing Corporation ("AGLC"), ALLIED Life Financial Corporation ("ALFC"), ALLIED Life Insurance Company ("ALLIED Life"), ALLIED Life Brokerage Agency ("ALBA"), ALLIED Group Merchant Banking Corporation ("AGMBC"), ALLIED Group Insurance Marketing Company ("AGIMC"), The Freedom Group, Inc. ("TFG"), and Midwest Printing Services, Ltd. ("Midwest Printing"). AGIS, AGI, AGA, AGMC, AGLC, ALFC, ALLIED Life, ALBA, AGMBC, AGIMC, TFG, and Midwest Printing shall be hereinafter referred to collectively as the "Companies".

                                   WITNESSETH:

         WHEREAS, AGIS and Mutual, AGI, AMCO, AGA, AGMC, AGLC, ALFC, ALLIED Life, ALBA, AGMBC, and AGIMC entered into an Amended and Restated Management Information Services Agreement effective January 1, 1995 (the "January 1995 Agreement") on December 14, 1995; and

         WHEREAS, effective March 1, 1996, AGIS was restructured, with AGIS declaring and paying a dividend to AMCO consisting of all assets and related liabilities of TFG-ALLIED Operations; and

         WHEREAS, effective March 1, 1996, AMCO began providing the services previously provided by AGIS under the January 1995 Agreement;

         WHEREAS, effective May 13, 1996, the AMCO programmers working on ALIC data were transferred to ALIC as employees;

         NOW, THEREFORE, in consideration of the foregoing premises, and for and in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

                                 I. DEFINITIONS

         1.1 "AGI and Its Subsidiaries" shall mean the following companies which are parties to this Agreement: AGI, AMCO, AGA, AGMC, AGLC, TFG, AGIS, and Midwest Printing.

         1.2 "ALFC and Its Subsidiaries" shall mean the following companies which are parties to this Agreement: ALFC, ALLIED Life, ALBA, and AGMBC.

         1.3 "Coordinating Committee" shall mean the joint meeting of the coordinating committees established by Mutual, AGI, and ALFC in accordance with their respective bylaws or pursuant to resolution for the purpose, among others, of resolving issues under this Agreement.

         1.4 "Management Information Services" or "MIS" shall mean the Methods/Procedures, the processing, and support of information and data functions. MIS does not include: (a) third-party data processing services provided to any of the Companies by contract; (b) processing flexible premium payment plans; or (c) printing services, unless otherwise provided herein.

         1.5 "Methods/Procedures" shall mean studies or work flow analysis, training on software systems, and other computer support.

         1.6 "Mutual and Its Subsidiaries" shall mean the following companies which are parties to this Agreement: Mutual and AGIMC.

         1.7  "PC" shall mean personal computer.

         1.8 "PC Support" shall mean PC installation, training, and assistance, but shall not include PC maintenance.

         1.9 "Programming/Development" shall mean the analysis, design, programming, and development of PC and mainframe Software and shall include mainframe Software consulting and maintenance services. The maintenance services shall include, but not be limited to, error corrections, enhancements, and updates. Unless specifically provided for herein, Programming/Development shall not include those programming functions performed by any of the Companies on personal computers.

         1.10 "Software" shall mean any and all computer programs, models, plans, outlines, packages, or systems thereof and related documentation or manuals as developed, or which may be developed in the future by AMCO and used by the Companies for MIS, but does not include those computer programs which are used by any of the Companies pursuant to license agreements with third parties.


                              II. POOLING AGREEMENT

         2.1 AMCO, Mutual, ALLIED Property and Casualty Insurance Company, and Depositors Insurance Company are parties to the Second Amended and Restated Reinsurance Pooling Agreement dated December 14, 1992, as amended February 18, 1993 and February 10, 1995 ("Pooling Agreement"), pursuant to which AMCO, as the pool administrator, conducts insurance operations and provides certain administrative services to the other parties. Included in these administrative services are the provision of data processing services for the jointly conducted insurance operations. The Pooling Agreement shall control as to matters regarding data processing services provided by AMCO to Mutual, ALLIED Property and Casualty Insurance Company, and Depositors Insurance Company and the payment for any services provided thereto.


                                  III. SERVICES

         3.1 GENERAL MIS. AMCO shall provide all MIS required by ALLIED Life, AGI's human resources department, and AGIMC. The MIS to be provided during the term of this Agreement shall be substantially the same as those services presently provided to or utilized by ALLIED Life, AGI's human resources department, and AGIMC as of the effective date of this Agreement. In addition, AMCO shall provide MIS to any of the Companies if requested. The scope and extent of MIS provided under this Agreement may be amended or modified from time to time by written agreement between AMCO and the party receiving the MIS.

         3.2 PC SUPPORT. AMCO shall provide PC Support to ALLIED Life, ALBA, AGI's human resources department, AGA, AGMC, AGLC, AGMBC, AGIMC, and AGIS. AMCO shall also provide AGIMC with PC Support for its phone system.

         3.3 PC MAINTENANCE. AMCO will assist in coordinating with each of the Companies for third-party vendor maintenance on the personal computers, and each of the Companies shall be responsible for payment to such third-party vendors.

         3.4 AGMC SCANLINE PROCESSING. AMCO shall use its scanline equipment to process AGMC payment forms on a daily basis, Monday through Friday, during the term of this Agreement. AMCO shall provide its own personnel, program disk, and tapes to process such forms.

         3.5 FLEXIBLE PREMIUM PAYMENT PLANS. AMCO shall perform the processing, billing, scanline, and remittance services with regard to the flexible premium payment plan offered by ALLIED Life to its insureds on ALLIED Life policies. All service charges and reinstatement fees assessed to insureds pursuant to the flexible premium payment plan shall be retained by ALLIED Life.

         3.6 AGIS CUSTOMERS. AGIS sells to its insurance customers data processing services which are presently provided using AMCO's mainframe and other equipment. AMCO agrees to continue to provide insurance processing services subject to AGIS obtaining AMCO's written consent prior to entering into future data processing agreements and limiting annual growth so it does not exceed 10%.

         3.7  PRINTING.

              (a) FORMS AND REPORTS. AMCO shall generate the following data and record output for ALLIED Life and AGIS customers: (i) policy forms, (ii) claim forms, (iii) billing forms, and (iv) internal reports not generated by personal computers. AMCO shall generate internal reports for AGI's human resources department which cannot be generated by personal computers.

              (b) TYPESETTING AND OTHER PRINTING. AMCO shall provide typesetting services to Companies requesting typesetting services. Any other printing services including, but not limited to, specialty printing or brochures, shall be provided by AMCO to the Companies, or any of them, if requested.

         3.8 POLICY ASSEMBLY. AMCO shall provide policy assembly for AGIS customers. The policy assembly shall include the preparing, handling, and mailing of insurance policies.

         3.9 POSTAGE AND MAIL PROCESSING. AMCO shall provide mail processing for the Companies which are located in Polk County, Iowa. This mail processing shall include internal and external distribution of mail among such Companies, to and from the proper post office facilities and may include inserting and sorting mail services.

         3.10 SUPPLY SERVICES. For those Companies which desire to use the supply service, AMCO shall administer and manage the storage, warehousing, and distribution of the inventory of office supplies owned by such Companies. The supply service provided by AMCO shall include, but not be limited to, the ordering of paper used in processing forms for ALLIED Life and AGIS customers.

         3.11 TELEPHONE AND COMMUNICATIONS. AMCO shall provide telephone equipment, long-distance communication services, or both, for such Companies requesting equipment and/or service upon mutually agreeable terms and conditions. AMCO shall also provide computer and telephone port access to those Companies which office at 701 Fifth Avenue, Des Moines, Iowa.

         3.12 OTHER  SERVICES.   Any  other  services  provided  by  AMCO to the
Companies, or any of them, shall be negotiated between AMCO and such company on such terms and conditions as are mutually agreeable.


                                 IV. WARRANTIES

         4.1 LICENSE OF SOFTWARE. AMCO shall own or license any Software necessary to provide the services described in this Agreement. AMCO shall be responsible for resolving any licensing conflicts that may result from its use of such Software.

         4.2 NO WARRANTIES. AMCO makes no warranties, express or implied as to performance of the machines, equipment, or Software provided under the terms of this Agreement. AMCO will not be liable for any damages, of any kind, as a result of the unavailability or malfunction of the machines, equipment or Software.

                             V. PAYMENT FOR SERVICES

         5.1  GENERAL.   The  fees  described   in  this  Article  III   may  be
renegotiated in the future at the agreement of the affected parties. The amount of the renegotiated fee to be paid by any of the Companies shall be renegotiated on an arm's length basis.

         5.2 FEES. The Companies shall pay the fees set forth in Addendum A to this Agreement.


                  VI. TERM, TERMINATION, AND CHANGE OF CONTROL

         6.1 TERM AND TERMINATION. This Agreement shall be effective on March 1, 1996 and shall continue in effect until December 31, 2004, and shall continue thereafter unless prior to December 31, 2002, a party to this Agreement delivers to the other parties a written notice that such party intends to cease participation and terminate the Agreement as to it on December 31, 2004 or as of a specified date thereafter. This Agreement may be terminated by a party to this Agreement, as to such party's participation in the Agreement, effective after December 31, 2004, provided that such party has given written notice of termination to the others at least two (2) years prior to the proposed termination date.

         6.2 CHANGE OF CONTROL OF ALFC. In the event of a Change of Control (as hereinafter defined in this section) of ALFC, either Mutual or AGI may, in its sole discretion, at any time after such Change of Control: (i) terminate the Intercompany Operating Agreement ("IOA Agreement") and this Agreement upon six
(6) months notice to ALFC; (ii) extend the term of the IOA Agreement and this Agreement for up to ten (10) additional years beyond December 31, 2004 upon six
(6) months notice to ALFC; or (iii) allow such agreements to continue in effect. "Change of Control" for purposes of this section shall mean an event whereby a person, group, or entity that is not affiliated with ALFC or Mutual acquires the ownership of 50% or more of the voting stock of ALFC. A person, group, or entity "affiliated" with ALFC or Mutual shall mean a person, group, or entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with ALFC or Mutual.

         6.3  CHANGE OF CONTROL OF AGI.

              (a) In the event of a Change of Control (as hereinafter defined in this section) of AGI, Mutual may, in its sole discretion, at any time after such Change of Control: (i) terminate all three of the Pooling Agreement, IOA Agreement, and this Agreement upon six (6) months notice to AGI; (ii) extend the term of the Pooling Agreement, IOA Agreement, and this Agreement for up to ten
(10) additional years beyond December 31, 2004 upon six (6) months notice to AGI; or (iii) allow such agreements to continue in effect. "Change of Control" for purposes of this section shall mean an event whereby a person, group, or entity that is not affiliated with AGI or Mutual acquires the ownership of 50% or more of the voting stock of AGI. A person, group, or entity "affiliated" with AGI or Mutual shall mean a person, group, or entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with AGI or Mutual.

              (b) In the event of a Change of Control (as hereinafter defined in this section) of AGI, ALFC may, in its sole discretion, at any time after such Change of Control: (i) terminate both the IOA Agreement and this Agreement upon six (6) months notice to AGI; (ii) extend the term of the IOA Agreement and this Agreement for up to ten (10) additional years beyond December 31, 2004 upon six
(6) months notice to AGI; or (iii) allow such agreements to continue in effect. "Change of Control" for purposes of this section shall mean an event whereby a person, group, or entity that is not affiliated with AGI or Mutual acquires the ownership of 50% or more of the voting stock of AGI. A person, group, or entity "affiliated" with AGI or Mutual shall mean a person, group, or entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with AGI or Mutual.


                             VII. DISPUTE RESOLUTION

         7.1 AGI AND ITS SUBSIDIARIES. Any controversy, claim, or dispute arising out of or relating to this Agreement, or breach thereof, among or between AGI and Its Subsidiaries shall be resolved by AGI's Board of Directors, the decision of which shall be binding.

         7.2 MUTUAL AND ITS SUBSIDIARIES. Any controversy, claim, or dispute arising out of or relating to this Agreement, or breach thereof, among or between Mutual and Its Subsidiaries shall be resolved by Mutual's Board of Directors, the decision of which shall be binding.

         7.3 ALFC AND ITS SUBSIDIARIES. Any controversy, claim, or dispute arising out of or relating to this Agreement, or breach thereof, among or between ALFC and Its Subsidiaries shall be resolved by ALFC's Board of Directors, the decision of which shall be binding.

         7.4  ALL OTHER DISPUTES.  All other disputes under this Agreement shall be referred for resolution to the Coordinating Committee. Each of the coordinating committees of Mutual, AGI, and ALFC (a) has the right to participate in each and every Coordinating Committee deliberation unless it elects to abstain therefrom and (b) has one vote which shall be cast for or against any such decision unless it elects to abstain. Each such coordinating committee shall be comprised of two persons, one of whom shall constitute a quorum for the transaction of any business. All decisions of the Coordinating Committee must be unanimous, except for abstentions. All decisions of the Coordinating Committee are binding on the parties hereto.

         7.5 ARBITRATION. If a controversy, claim, or dispute cannot be resolved by the Coordinating Committee pursuant to Section 7.4, then it will be submitted to arbitration as set forth hereafter.

              (a) Consent to Arbitration. Each party to this Agreement hereby consents and agrees that any dispute between the parties hereto with respect to the interpretation, performance, or breach of any of the terms of this Agreement or the transactions contemplated hereby which cannot be resolved by the Coordinating Committee shall be referred to arbitration conducted in accordance with the rules and procedures of the American Arbitration Association ("AAA"), upon written request of the disputing party hereto delivered to the party with which it has a dispute. Within thirty (30) days of the delivery of such written notice, each party involved shall nominate an AAA-licensed arbitrator (the "Party Arbitrators"). Within thirty (30) days of their nomination, if there are two Party Arbitrators, the Party Arbitrators shall select a third AAA-licensed arbitrator (the "Third-Arbitrator") and shall give the parties hereto written notice of such choice. If there are three parties to the dispute and each party selects a Party Arbitrator, the three Party Arbitrators selected shall constitute the Arbitrators without further selection. If there are more than three parties to the dispute, the parties to this Agreement agree that Mutual shall represent Mutual and Its Subsidiaries, ALFC shall represent ALFC and Its Subsidiaries, and AGI shall represent AGI and Its Subsidiaries.

              (b) Authority of Arbitrators. The arbitrators shall be empowered to decide all issues submitted to arbitration using principles of law and equity and, if required, by application of any customary practices in the insurance and reinsurance industries. The arbitrators shall be relieved of all judicial formalities and shall not be required to follow any rules of evidence except as such rules may be imposed on arbitration proceedings conducted in accordance with the laws of the State of Iowa, but the arbitrators shall attempt to enforce the intents and purposes of this Agreement to the extent practicable and in accordance with Iowa law. The decision of a majority of the arbitrators shall be final and binding on each of the parties to the arbitration proceeding.

              (c) Expenses; Location. Each party to the dispute shall bear the expenses of its respective Party Arbitrator. If only two parties are involved in the arbitration, the involved parties shall jointly share all other expenses of the arbitration proceeding and the expenses of the Third Arbitrator. The arbitration proceeding shall take place at Des Moines, Iowa unless another location is mutually agreed upon by the parties. The arbitration proceeding shall be governed by the laws of the State of Iowa. The parties hereto hereby agree that any information respecting any matters submitted to arbitration in accordance with the foregoing or any aspect of the arbitration proceeding itself shall be treated as confidential and will not be disclosed to anyone not employed or acting on behalf of a party hereto in connection with such arbitration or used at any time in any manner that is adverse to the interests of either party hereto but, in any such case, such information may be disclosed if such disclosure is made in connection with either party's prosecution or defense of any legal proceedings or if such disclosure is required pursuant to a subpoena or other legal order issued by any judicial or regulatory body or is otherwise required by law.

              (d) Restriction. Anything set forth herein to the contrary notwithstanding, with respect to any issue to be determined by arbitration, each of the parties to the arbitration proceeding shall submit in writing to the arbitrators the party's proposed resolution of such issue. The arbitrators shall be constrained in their decision relating to such issue to select only between the proposed resolutions of the parties, and the arbitrators shall have no discretion to fashion any compromise or other resolution of the issue submitted for arbitration.


                VIII. CONFIDENTIAL INFORMATION AND TRADE SECRETS

         8.1  OBLIGATION TO KEEP CONFIDENTIAL.

              (a) Each party to this Agreement shall keep confidential, except as the other party or parties may otherwise consent in writing, and, except for the other parties' benefit, not disclose or make any use of at any time and for any purpose whatsoever, any trade secrets, confidential information, knowledge, data, trademarks or trade names, or other information of any of the Companies to their products, know-how, designs, customer lists, business plans, marketing plans and strategies, pricing strategies, or other subject matter pertaining to any business of the Companies or any of their clients, customers, consultants, licensees, or affiliates, which the party has obtained or may obtain, or otherwise acquire during the course of contacts, discussions, negotiation, or agreement with any of the other parties, except as herein provided (hereafter, collectively, "Confidential Information"). No party shall deliver, reproduce, or in any way allow any Confidential Information of the other parties or any documentation relating thereto, to be delivered to or used by any third parties without specific written direction or consent of a duly authorized officer of the other party.

              (b) Upon termination of this Agreement for any reason whatsoever each party shall promptly surrender and deliver to each other party all records, materials, equipment, drawings, documents, data, and all Confidential

Information of the other parties and shall not retain any description containing or pertaining to any Confidential Information of the other parties, unless otherwise consented to in writing by a duly authorized officer of the other party.

         8.2 PERMISSIVE RELEASE OF CONFIDENTIAL INFORMATION. Notwithstanding the provisions of this section, any Confidential Information may be used in connection with any arbitration relating to the transactions contemplated by this Agreement and such information may be disclosed if such disclosure is made in connection with the parties' prosecution or defense of any legal proceedings or if such disclosure is required pursuant to a subpoena or other legal order issued by any judicial or regulatory body or is otherwise required by law.

                                IX. MISCELLANEOUS

         9.1 ASSIGNMENT. This Agreement, including any or all rights and obligations hereunder, shall not be assigned by any of the parties to any third party without the prior written consent of all of the other parties. Except as otherwise provided in this Agreement, the obligations and rights of the parties shall be binding upon and inure to the benefit of any assignee, transferee, successor, or receiver of each of the parties.

         9.2 WAIVER; REMEDIES. No delay or omission of any party to this Agreement to exercise any right or power hereunder shall impair such right or power or be a waiver of any default or an acquiescence therein; and any single or partial exercise of any such right or power shall not preclude other or further exercise thereof or the exercise of any other right. In addition to any rights granted herein, the parties hereto shall have and may exercise any and all rights and remedies now or hereafter provided by law except as may be limited by Section 7 of this Agreement.

         9.3 NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if mailed by certified or registered mail (return receipt requested) to the party at its address as set forth on the signature page of this Agreement. Any notice given as provided in this section, if given personally, shall be effective upon delivery, or if given by certified or registered mail, shall be effective three days after deposit in the mail. Any party hereto may change the address at which it is to be given notice by giving notice to the other party as provided in this section.

         9.4 GOVERNING LAW. This Agreement shall be deemed to be a contract made under the laws of the State of Iowa and shall be construed and interpreted under the laws of such state applicable to contracts made and to be performed entirely within such state.

         9.5 ENFORCEABILITY. If any one or more of the covenants, agreements, provisions, or other terms of this Agreement shall be for any reason whatsoever determined to be invalid, then such terms shall be deemed severable from the remaining terms of this Agreement and shall in no way affect the validity or enforceability of the other terms of this Agreement and such invalid terms shall be replaced by valid terms bearing the closest possible similarity in substance so that the intentions and purposes being the basis of this Agreement could be enforced to the greatest extent permitted by law.

         9.6 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS. All covenants, agreements, representations, and warranties made in this Agreement by any of the parties hereto, including but not limited to, the indemnification provisions set forth herein, shall be effective on the effective date hereof and thereafter.

         9.7 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.8 HEADINGS. The headings in the sections and subsections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

         9.9 ENTIRE AGREEMENT. This Agreement, including the schedules and addenda referred to herein and any documents executed by the parties simultaneously herewith constitute the entire understanding and agreement of the parties hereto and supersede all other prior agreements and understandings, written or oral, between the parties with respect to the transactions contemplated herein. Provided, however, the foregoing shall not operate or be construed to prohibit proof of prior understandings and agreements between or among the parties to the extent necessary to properly construe or interpret this Agreement.

         9.10 AMENDMENTS.   Any  changes  to  this  Agreement  and  any  further
obligations of the parties to each other must be in writing and executed by their respective duly authorized officers.


         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Management Information Services Agreement to be signed by their duly-authorized officers all as of the date and year first written above.

ALLIED Mutual Insurance Company                  ALLIED Group, Inc.
701 5th Ave.                                     701 5th Ave.
Des Moines, IA 50391-2000                        Des Moines, IA  50391-2000

By: /s/ Douglas L. Andersen                      By: /s/ Jamie H. Shaffer
   ----------------------------                     ----------------------------
Title: President                                 Title: President (Financial)
      -------------------------                        -------------------------

AMCO Insurance Company                           ALLIED General Agency Company
701 5th Avenue                                   701 5th Ave.
Des Moines, IA 50391-2013                        Des Moines, IA  50391-2002

By: /s/ Douglas L. Andersen                      By: /s/ Douglas L. Andersen
   ----------------------------                     ----------------------------
Title: President                                 Title: President
      -------------------------                        -------------------------


ALLIED Life Financial                            ALLIED Group Leasing
Corporation                                      Corporation
701 5th Ave.                                     701 5th Ave.
Des Moines, IA  50391-2003                       Des Moines, IA  50391-2015

By: /s/ Samuel J. Wells                          By: /s/ Jamie H. Shaffer
   ----------------------------                     ----------------------------
Title: President                                 Title: President
      -------------------------                        -------------------------


ALLIED Group Mortgage Company                    ALLIED Life Insurance Company
1701 48th St.                                    701 5th Ave.
West Des Moines, IA  50391-2009                  Des Moines, IA  50391-2003

By: /s/ Jamie H. Shaffer                         By: /s/ Samuel J. Wells
   ----------------------------                     ----------------------------
Title: Secretary                                 Title: President
      -------------------------                        -------------------------


ALLIED Group Merchant Banking                    ALLIED Group Insurance
Corporation                                      Marketing Company
701 5th Ave.                                     701 5th Ave.
Des Moines, IA  50391-2003                       Des Moines, IA  50391-2010

By: /s/ Paul McGillivray                         By: /s/ Jamie H. Shaffer
   ----------------------------                     ----------------------------
Title: President                                 Title: Treasurer
      -------------------------                        -------------------------


ALLIED Group Information                         ALLIED Life Brokerage Agency
Systems, Inc.                                    701 5th Ave.
701 5th Ave.                                     Des Moines, IA  50391-2003
Des Moines, IA  50391-1002

By: /s/ Jamie H. Shaffer                         By: /s/ Samuel J. Wells
   ----------------------------                     ----------------------------
Title: Secretary Treasurer                       Title: President
      -------------------------                        -------------------------


The Freedom Group, Inc.                          Midwest Printing Services, Ltd.
701 5th Ave.                                     3820 109th St.
Des Moines, IA  50391-1002                       Des Moines, IA  50391-1003

By: /s/ Jamie H. Shaffer                         By: /s/ Leslie D. Peltz
   ----------------------------                     ----------------------------
Title: Secretary Treasurer                       Title: Treasurer
      -------------------------                        -------------------------
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                                      119



                                   ADDENDUM A

I. ALLIED LIFE. ALLIED Life shall pay AMCO on a monthly basis fees for services under this Agreement in accordance with the following:

         (a)  $37.50   per   hour   for    Programming/Development    time   and
              Methods/Procedures time.

         (c) ALLIED Life shall also pay fees in accordance with Sections VII through XI of this Addendum.

         (d) ALLIED Life shall reimburse AMCO for the actual costs AMCO incurs on a monthly basis for providing ALLIED Life the services provided under Sections 3.1 ("General MIS"), 3.2 ("PC Support"), 3.7 (a) ("Printing--Forms and Reports"), and 3.8 ("Policy Assembly"). In order to reimburse AMCO for the cost of these services, ALLIED Life will forward $56,250 at the end of each month as an estimation of the costs of providing the services for that month.

         (e) At the end of the calendar year, AMCO will calculate its actual cost of providing these services and compare it to the monthly payments forwarded to AMCO for the services by ALLIED Life. If the total actual costs exceed the total monthly payments made, ALLIED Life will promptly pay the difference to AMCO. If the total actual costs are less than the total monthly payments made, AMCO will promptly refund the difference to ALLIED Life.

         The aforementioned fees shall be renegotiated by ALLIED Life and AMCO each calendar year. If ALLIED Life and AMCO are unable to agree on an annual fee for the next calendar year by December 15th of each year, the calculation of a reasonable annual fee for the next calendar year shall be submitted to the Coordinating Committee for resolution.

II. AGI HUMAN RESOURCES. For the services provided by AMCO to AGI's human resources department under Sections 3.1 ("General MIS"), 3.2 ("PC Support"), and 3.7(a) ("Printing--Forms and Reports"), AGI shall pay to AMCO $42.00 per hour for Programming/Development time and $40.00 per hour for Methods/Procedures time. Each year, beginning January 1, 1997, this hourly rate shall be recalculated based upon estimated costs for the year in question. Such fees shall be billed and paid monthly. If applicable, AGI shall also pay fees in accordance with Sections VI through X of this Addendum.

III. AGIMC. AGIMC shall pay AMCO for services under this Agreement in accordance with the following:

         (a)  For the services  provided under Sections 3.1 ("General  MIS") and
              3.2 ("PC Support"), AGIMC shall pay to AMCO $42.00 per hour for Programming/Development time and $40.00 per hour for Methods/Procedures. Such fees shall be billed and paid monthly.

              Each year, beginning January 1, 1996, this hourly rate shall be recalculated based upon estimated costs for the year in question.

         (b) If applicable, AGIMC shall also pay fees in accordance with Sections VII through XI of this Addendum.

IV. AGMC. AGMC shall pay to AMCO for services under this Agreement in accordance with the following:

         (a) For the services provided under Section 3.4 ("AGMC Scanline Processing") the fee of .089 dollars ($.089) for each payment form processed daily. In the event of any dispute as to the amount due under the per item charge, AMCO's records shall control. AMCO will bill AGMC monthly for the per item processing charges. Such amount shall be immediately due and payable upon receipt by AGMC.

         (b) If applicable, AGMC shall also pay fees in accordance with Sections VI through X of this Addendum.

V. PROGRAMMING. Each of the Companies (except as may be provided elsewhere for ALLIED Life, AGI, and AGIMC) which request that AMCO provide Programming/Development services shall pay a rate of $42.00 per hour. Each of the Companies (except for ALLIED Life, AGI, and AGIMC) which request that AMCO provide Methods/Procedures services shall pay $40.00 per hour. Such fees shall be billed and paid monthly. Each year, beginning January 1, 1997, this hourly rate shall be recalculated based upon estimated costs for the year in question.

VI. TYPESETTING/OTHER PRINTING. The Companies which request that AMCO provide typesetting services in accordance with Section 3.7(b) ("Printing--Typesetting/Other Printing") shall pay a rate of $22.00 per hour. Such fees shall be billed and paid monthly. Any other printing services shall be provided by AMCO to any of the Companies for a fee to be negotiated between AMCO and such company in addition to the fees specified in this Addendum A.

VII. PC MAINTENANCE. If AMCO assists in coordinating third-party vendor maintenance for the personal computers of any of the Companies, such Companies agree to pay upon receipt of an invoice from AMCO the third-party vendor's actual charges as billed to AMCO.

VIII. POSTAGE/MAIL PROCESSING. For the services provided under Section 3.9, the Companies which have offices located in Polk County, State of Iowa, shall pay AMCO for mail processing as follows:

         (a) the Companies shall reimburse AMCO for the actual cost of postage utilized,

         (b) if AMCO performs any mail inserting services for any of the Companies, such Companies shall pay AMCO $0.032 per item,

         (c) if AMCO performs any proof of mail services for any of the Companies, such Companies shall pay AMCO $0.057 per item,

         (d) if AMCO performs any outgoing mail sorting services for any of the Companies, such Companies shall pay AMCO $0.0225 per item,

         (e) if AMCO performs incoming mail sorting services for any of the Companies, such Companies shall pay AMCO $0.0225 per item,

         (f) if AMCO performs special handling services in mail processing, it will be billed at $0.051 per item,

         (g) if AMCO performs remittance processing, it will be billed at $0.089 per item, and,

         (h) if AMCO performs a manual look up requested by one of the Companies the fee is $0.54 per item.

         The number of items and the fees shall be billed to each of the Companies utilizing the services and paid by each of them monthly.

IX. TELEPHONE/COMMUNICATIONS. The Companies which request that AMCO provide telephone/communications equipment under Section 3.11 ("Telephone and Communications") shall pay to AMCO a mutually agreed upon monthly fee for the equipment. Each of the Companies requesting long-distance communication services (the "Long-Distance Companies") will pay a monthly charge based upon the proportion of their actual long distance minutes to the total actual long distance minutes used by the Long-Distance Companies overall.

X. TAXES. AMCO shall pay any sales, use, and personal property taxes which may be due and owing with respect to the services provided under this Agreement. AMCO shall receive reimbursement from the appropriate Companies for any sales or use tax paid.